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                                  EXHIBIT 99.4
                           TRIMARK TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN
                       (AS AMENDED ON 9/1/95 AND 5/22/98)


         1. PURPOSE. This Stock Option Plan (the "Plan") is intended to encourage ownership of stock of TriMark Technologies, Inc. (the "Company") by employees of the Company and its subsidiaries, and to provide additional long term incentive for them to continue their association with the Company and to promote the success of the business by using their maximum efforts in its behalf. The term "Subsidiary" means any corporation 50% or more of the voting shares of which are owned, directly or indirectly, by the Company.

         2. STOCK SUBJECT TO THE PLAN. An aggregate of 1,000,000 shares of the Common Stock (no par value per share) of the Company will be reserved for use upon the exercise of Options to be granted from time to time under the Plan. These shares may be either authorized but unissued shares, or issued shares which shall have been reacquired by the Company. It is intended that Options granted pursuant to the Plan shall be "Incentive Stock Options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         3. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have authority in its discretion, but subject to the express provisions of the Plan to:

                           (a) determine the employees of the Company and its subsidiaries to whom Options shall be granted;

                           (b) determine the number of shares to be covered by each Option;

                           (c) determine the time or times at which Options shall be granted or may be forfeited;

                           (d)      interpret the Plan;

                           (e) prescribe, amend, and rescind rules and regulations relating to the Plan;

                           (f) hold its meetings at times and places which it deems to be appropriate; and

                           (g) make all other determinations deemed necessary or advisable for the administration of the Plan.

         All actions of the Board with respect to the Plan shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Board shall keep minutes of its meetings with respect to the Plan, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Board shall administer the Plan in order to preserve the


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characterization, as such, of Options which are granted as Incentive Stock
Options pursuant to the Plan.

         The Board may, from time to time, appoint members in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Board. The Board shall select one of the members as its chairman.

         4. ELIGIBILITY. An Option may be granted to any employee of the Company or a subsidiary, provided that no Option may be granted hereunder to an individual who immediately after such Option is granted owns, within the meaning of Section 422A (b)
                  (6) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its subsidiaries.

         5. OPTION PRICES. The Option price of each share of Common Stock offered under this Plan shall be determined by the Board but in no event shall be less than the par value of the Company's Common Stock, and in the case of Incentive Stock Options shall not be less than 100% of the fair market value of the Common Stock at the time the Option is granted.

         6. GRANTING OF OPTIONS. Whenever the Board shall designate an employee to receive either an Incentive Stock Option pursuant to this Plan, the CEO, President, or Executive Vice President of the Company hall notify such employee in writing with respect thereto, clearly identifying Options as being "Incentive" Stock Options, giving the number of shares subject to the Option, the price per share, the dates on and after which such Option may be exercised, and the date on which such Options shall expire, and shall attach a copy o this Plan to such Notice. Such Notice shall also advise the optionee of any requirement to hold Option shares for a period of time in order to receive preferential tax treatment, and such Notice shall furthermore require the optionee to give the Company prompt written notice of disposition made prior to the end of such holding period requirement. The date of the Board's designation shall be the date such Option is granted. Such Notice may be accompanied by or be in the form of an agreement to be signed by the Company and the optionee, containing such terms and provisions as the Board shall prescribe.

         7. TERM OF OPTIONS. The term of each Option shall be for such period as the Board shall determine, but not more than ten years from the date of granting thereof, and shall be subject to earlier termination as hereinafter provided.

         8. EXERCISE OF OPTIONS. Subject to specific terms thereof, an Option may be exercised, at any time or from time to time, as to any part of or all of the shares which shall be covered thereby; the purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including shares of Company Common Stock valued at fair market value on the date of exercise of the Option or a combination of cash and shares. The holder of an Option shall not have any


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         of the rights of a stockholder with respect to the shares covered by this Option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option. Subject to approval by the Board, a person by whom an Option is exercisable under this Plan may elect in writing to forfeit his Option with respect to any number of unpurchased shares under such Option, in which case he shall receive an amount equal to the excess of the fair market value of such shares on the date such written shares in the form of: (a) cash; or (b) shares of the common Stock of the Company valued at fair market value on the date his written election is approved by the Board; (c) a combination of (a) and (b) above with respect to those shares as to which he forfeits his Option. For purposes of this paragraph, "fair market value" shall have the same meaning as used for purposes of paragraph 5 above. Any shares as to which an Option is forfeited shall not be available for granting further Options under this Plan.

         No incentive Stock Option granted under the Plan shall be exercisable while there is outstanding any Incentive Stock Option which was granted before the granting of such Option to the optionee to purchase stock in his employer corporation or in a corporation which (at the time of granting such Option) is a parent or subsidiary corporation of the employer corporation, or in a predecessor corporation of any of such corporations. For the purposes of the preceding sentence, any Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time or by forfeiture.

         9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of an employee, only by the employee.

         10. MAXIMUM ALLOTMENT OF OPTIONS. The aggregate fair market value (determined as of the date the Option is granted) of the shares for which any individual may be granted Incentive Stock Options in any calendar year under the Plan, and Incentive Stock Options under all other Stock Option Plans of the Company or any subsidiary of the Company shall not exceed $100,00 plus any unused limit carryover (as defined in Section 422A c (4) of the Code) applicable to any such year.

         11. TERMINATION OF EMPLOYMENT. An Option granted to an employee shall terminate upon the termination, for any reason, of the person's employment with the Company or a subsidiary, and no shares may thereafter be purchased under such Option except in the case of:

                           a. Retirement. Upon retirement from the employ of the Company or a subsidiary pursuant to the Company's retirement program, the employee may purchase, within three years following such retirement, all or a part of the shares which the employee was entitled to purchase immediately prior to such retirement. In order to receive preferential tax treatment of an Incentive Stock Option an employee must exercise such Option prior to, or within three months after, his or her retirement.


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                           b.       Total and Permanent Disability. An employee
                                    may purchase, within one year after
                                    termination due to total and permanent
                                    disability, all or part of the shares which the employee was entitled to purchase immediately prior to such termination.

                           c. Death. Upon the death of an employee or upon the death of a retired employee within three years following retirement from the employ of the Company or a subsidiary, all or a part of the shares which such employee was entitled to purchase immediately prior to death may be purchased within one year after the death by any person or persons (including the legal representatives of such employee's estate) to whom the rights of the deceased employee under the Option shall pass by will or the laws of descent and distribution.

         In no event, however, may any Option be exercised after ten (10) years from the date it was granted or after expiration of the term of the Option specifically provided for at the time of its grant.

         12. OTHER CONSIDERATIONS. In order to receive preferential tax treatment of an Incentive Stock Option, an employee must not dispose of stock acquired by exercise of such Option within two years from the date of its grant and must hold the stock itself for at least one year.

         Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or of the subsidiary by which he is employed to terminate his employment at any time.

         13. SECURITIES REGISTRATION. In the event that the Company shall deem it necessary to register any stock, with respect to which an Option granted hereunder has been exercised, under the Securities Act of 1933, or other applicable federal or state law, or to qualify any such shares for exemption from registration under any such law, or under any regulation issued under any such law, the company shall take such action at its own expense before delivery of such stock. If such stock shall be listed on a national stock exchange at the time an Option granted hereunder is exercised and registration of such stock shall be required under the Securities Exchange Act of 1934 and listing thereof shall be required on such stock exchange, the Company shall take such action at its own expense.

         14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Appropriate adjustments of the number of shares reserved for use under the Plan and in the number of shares and price per share covered by outstanding Options granted under the Plan shall be made to give effect to any stock splits, stock dividends, or other relevant changes in capitalization occurring on or after the effective date of the Plan. The decisions of the Board of Directors of the company as to the amount and timing of any such adjustments shall be conclusive. If the Company is reorganized, merged or consolidated with another corporation, each optionee shall be entitled to receive options


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         covering shares of such reorganized, merged or consolidated stock, at an equivalent price, and subject to the same conditions that governed the options held by the optionee in the Company immediately prior to the reorganization, merger or consolidation.

         15. APPROVAL, TERMINATION, AND AMENDMENT OF THE PLAN. The Plan will not go into effect unless approved by the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock. When so approved, the Plan shall become effective as of March 16, 1993. The Plan shall terminate on December 31, 1998, and no Option shall be granted under the Plan after that date. The Plan may be terminated at any time or may, from time to time, be modified or amended by the vote of holders of a majority of the outstanding voting stock of the Company or their proxies. The Board of Directors may, at any time and from time to time, modify or amend the Plan in such respects as it shall deem advisable to conform to any change in the law or regulations pursuant to the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan; or (b) the Option prices; or (c) the periods during which Options may be granted or exercised; or (d) the provisions relating to the determination of employees to whom Options shall be granted and the number of shares covered by such Options; or (e) the provisions relating to adjustments to be made upon changes in capitalization. The termination or modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an Option thereto fore granted to him.


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                           TRIMARK TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


         This agreement effective as of __________________, 1998 (hereinafter referred to as the "Grant Date") by and between TriMark Technologies, Inc., (hereinafter referred to as the "Company") and _________________ (hereinafter referred to as the "Optionee");


                                    PREMISES

         The Company has adopted the TriMark Technologies, Inc. 1993 Stock Option Plan (hereinafter referred to as the "Plan") to permit options to purchase shares of the Company's common stock (hereinafter referred to as "Stock"), to be granted to certain key Employees and Consultants of the Company and its Affiliates; and

         The Optionee is an Employee of the Company or an Affiliate and such corporation wishes to retain Optionee in such a capacity by providing Optionee a means to acquire and/or increase his or her proprietary interest in the Company.


                                    AGREEMENT

         Now, Therefore, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. Grant of Options. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company grants to the Optionee the options to purchase from the Company all or any part of an aggregate number of _______ shares of Stock (hereinafter such shares of Stock are referred to as the "Optioned Shares" and the options to purchase the Optioned Shares are referred to as the "Options"). Options to purchase ________ shares shall be Incentive Stock Options.

         2. Option Exercise Price. The price to be paid for the Optioned Shares shall be _________ ($._____) per share. The Option exercise price with respect to Incentive Stock Options shall not be less than 100% of the fair market value of the Optioned Shares on the grant date.

         3. Vesting. The Optionee may only exercise Options to the extent such Options are vested at the time the Options are exercised. The schedule for vesting of Options is as follows:



                                      Percentage of Granted Options
                  Date                       which are Vested
                  ----                -----------------------------


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         4.       Minimum Exercise Amount. The minimum number of Options which may be exercised at one time shall be 100 or, if less are outstanding, the remaining vested Options.

         5. Expiration of Options. None of the Optioned Shares may be purchased after ______________ (which date shall not be more than 10 years from the Grant Date).

         6. Exercise of Options. An Option may be exercised only by written notice, delivered or mailed by postpaid, registered or certified mail addressed to the President and Chief Executive Officer of the Company specifying the number of Optioned Shares being purchased and, if applicable, whether the Options exercised are Incentive Stock Options or Nonstatutory Stock Options. Such notice shall be accompanied by payment in cash or its equivalent of the entire purchase price of the Optioned Shares being purchased by tendering previously acquired shares of Stock having a fair market value equal to the entire purchase price of the Optioned Shares being purchased, or any combination of cash and Stock in which the cash or its equivalent paid and the fair market value of the Stock tendered is equal to the entire purchase price of the Optioned Shares being purchased.

         Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Optionee. The Optioned Shares so purchased shall be fully paid and nonassessable. Such Optioned Shares shall bear a legend restricting their transferability in substantially the following form:

                  "Transfer of the securities evidenced by this certificate is not valid except to the extent that such transfer has complied with the provisions regarding transfer contained in a Shareholder Agreement, dated as of May 14, 1996, as may be amended from time to time. A copy of the Shareholder Agreement, which imposes various restrictions upon the holder of this certificate, is available to interested parties for inspection at the offices of the Company."

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, but have been issued in reliance upon exemptions therefrom. The securities may not be offered, sold, pledged or otherwise transferred without registration under the Act or the opinion of counsel satisfactory to the corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made."

         7. Surrender of Options. A Participant who terminates employment as a result of death, Disability or normal retirement may make application to surrender all or part of the Options held by such Participant in exchange for a cash payment. Acceptance of such application by the Board is within the Board's absolute and sole discretion.

         8. Termination of Optionee. (a) If the Optionee ceases to be an employee of the Company or an Affiliate for any reason other than Disability or Death, the Option shall expire on termination.


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                           (b)      If the Optionee ceases to be an employee of
                                    the Company or an Affiliate for reasons of Disability or death, the Options may be exercised, to the extent otherwise exercisable at the date of Optionee's Disability or death, in whole or in part, within one year after the date of Disability or death and not thereafter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of the Options or shall die intestate, by the Optionee's legal representative or representatives.

                           (c) In no event shall the exercise period for a terminated Optionee extend beyond the expiration of the Option's term.

         9. Optionee's Rights as Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company and shall not have any shareholder privileges with respect to any Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor. All rights as a holder of the stock shall be subject to the Company's Stockholders Agreement. Optionee shall execute such documents as are reasonably necessary in the opinion of the Company's counsel to make the Optionee subject to the Stockholder's Agreement with respect to the Optioned Shares.

         10. Withholding. The Company may require as a condition precedent to the issuance or transfer of any shares of Stock upon exercise of any Options that the Optionee make such arrangements as the Board or its designee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the exercise of the Options. If the amount so requested is not paid, the Company may refuse to issue or transfer shares of Stock upon exercise of the Options.

         11. Nontransferability of Options. The Options herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

         12. Dilution and Other Adjustments. The existence of the Options herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company; provided, however, that the Board will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant as provided in the Plan. Nothing herein shall be construed to require an adjustment in the event the Company pays cash dividends.

         13. Definitions. The definition of any term not defined in this Agreement shall be defined as such term is defined in the Plan.

         14. Interpretation. As a condition of the granting of the Options, the Optionee agrees for himself or herself and Optionee's legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement or the Plan shall be determined in good faith by the Board in its sole discretion, and any such interpretation by the Board of the terms of this Agreement or the Plan shall be final, binding, and conclusive.


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         15.      Professional Advice. The acceptance and exercise of the
                  Options and the sale of Stock issued pursuant to exercise of the Options may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealing with respect to the Options or the Stock and has received no advice from the Company in connection therewith.


         In witness whereof, the Company has caused this instrument to be executed by its duly authorized officers, and the Optionee has hereunto affixed his or her hand and seal, the day and year first above written.



                                    TriMark Technologies, Inc.


______________________________      By:_________________________________________
Optionee                               President and Chief Executive Officer



                                    Attest:


                                    ____________________________________________